Exhibit 3.6  --  Amended Articles of Incorporation

                             CERTIFICATE OF AMENDMENT
                                         TO
                           CERTIFICATE OF INCORPORATION
                                         OF
                                 TREZAC CORPORATION

The undersigned, being the President and Secretary of TREZAC CORPORATION., a corporation existing under the laws of the State of Texas, does hereby certify under the seal of the said corporation as follows:

     1. The name of the Corporation (hereinafter referred to as the "Corporation") is TREZAC CORPORATION. The Company's Articles of Incorporation were filed with the Texas Secretary of State on December 28, 1989. The First Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on June 24, 1997. The Second Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on February 17, 1999. The Third Amendment to the Articles of Incorporation was filed with the Texas Secretary of State on March 12, 2002.

     2. The certificate of incorporation, as amended, of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

"FIRST:  The name of the Corporation is TREZAC INTERNATIONAL CORPORATION."

The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and an action by written consent of the majority of stockholders of the Corporation with stockholders representing 3,375,000 shares of common stock, or 66.3% of the issued and outstanding shares of common stock approving the amendment, in accordance with the provisions of Sections 2.24, 2.25 and
9.10 of the Business Corporation Act of the State of Texas.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Paul Taylor, its

President and Secretary, this Tuesday, February 04, 2003

                                   TREZAC CORPORATION


                                   By: /s/ Paul Taylor
                                   -------------------------------
                                           Paul Taylor
                                           President and Secretary


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